Exhibit 99.1

Marlborough, Mass. – October 17, 2003 – EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call for its third quarter 2003 financial and operating results on Tuesday, October 28, 2003 at 8:30 a.m. ET.  A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link.  The conference call and the Webcast are open to all interested parties.  An archived version of the Webcast will be available at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

EXACT Sciences will announce its third quarter 2003 financial and operating results on Monday, October 27, 2003, after the close of regular market trading hours.

Information for the call is as follows:

Domestic callers:  877-809-1575

International callers:   706-679-5918

Conference ID #   3083527

The conference call replay information is as follows:

Domestic callers:  800-642-1687

International callers:   706-645-9291

Conference ID #  3083527

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs.  Its DNA-based assay, PreGen-Plus™, is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26™, intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com

Contact Information:

Media Contact

Peggy Kochenbach, 617.267.8223

kochenbp@fleishman.com

Investor Relations

Amy Hedison, 508.683.1252

ahedison@exactsciences.com